EXHIBIT 3.5(a)








                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            UCAR CARBON COMPANY INC.


                                February 10, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                                        PAGE
                                                                        ----

ARTICLE I - MEETINGS OF STOCKHOLDERS......................................1

        Section 1.          Place of Meetings.............................1
        Section 2.          Annual Meeting................................1
        Section 3.          Special Meetings..............................1
        Section 4.          Record Date...................................1
        Section 5.          Notice of Meetings; Waiver....................2
        Section 6.          List of Stockholders..........................3
        Section 7.          Quorum; Manner of Acting......................3
        Section 8.          Order of Business; Voting.....................4
        Section 9.          Inspectors....................................5

ARTICLE II - BOARD OF DIRECTORS...........................................6

        Section 1.          Powers; Qualifications; Number; Election......6
        Section 2.          Term of Office of a Director..................6
        Section 3.          Resignations; Filling of Vacancies............6
        Section 4.          Meetings of the Board; Notice;
                                  Waiver; Invitees........................6
        Section 5.          Quorum; Adjournment...........................8
        Section 6.          Manner of Acting..............................8
        Section 7.          Annual Meeting of Directors...................8
        Section 8.          Participation in Meeting by Telephone.........9
        Section 9.          Compensation and Expenses of Directors....... 9

ARTICLE III - COMMITTEES OF THE BOARD.....................................9

        Section 1.          Regular Committees............................9
        Section 2.          Regular Committee Powers......................9
        Section 3.          Advisory Committees..........................10
        Section 4.          Procedures...................................10

ARTICLE IV - OFFICERS       10

        Section 1.          Officers.....................................10
        Section 2.          President....................................11
        Section 3.          Vice Presidents..............................11
        Section 4.          Treasurer....................................11
        Section 5.          Secretary....................................11
        Section 6.          Additional Officers..........................12
        Section 7.          Removal......................................12
        Section 8.          Resignations.................................12
        Section 9.          Giving of Bond by Officers...................12

        Section 10.         Compensation of Officers.....................12
        Section 11.         Term of Office...............................13

ARTICLE V - INDEMNIFICATION .............................................13

        Section 1.          Indemnification..............................13
        Section 2.          Indemnification Not Exclusive................14
        Section 3.          Successors...................................15
        Section 4.          Insurance....................................15
        Section 5.          Definition of Certain Terms..................15

ARTICLE VI - CONTRACTS; BANK ACCOUNTS....................................15

        Section 1.          Execution of Contracts.......................15
        Section 2.          Checks; Drafts; Notes........................16
        Section 3.          Deposits.....................................16

ARTICLE VII - SHARES; DIVIDENDS..........................................16

        Section 1.          Certificates.................................16
        Section 2.          Transfers....................................16
        Section 3.          Lost or Destroyed Certificates...............17
        Section 4.          Fractions of a Share.........................17
        Section 5.          Dividends....................................17

ARTICLE VIII - CORPORATE SEAL............................................17

ARTICLE IX - FISCAL YEAR.................................................18

ARTICLE X - AMENDMENTS...................................................18

                      ARTICLE I - MEETINGS OF STOCKHOLDERS
                      ------------------------------------

SECTION 1.  PLACE OF MEETINGS.
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             All meetings of stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other places within or without the State of Delaware as may be specified in the notices of such meetings.

SECTION 2.  ANNUAL MEETING.
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             An annual meeting of stockholders for the election of directors and the transaction of such other business as may be properly brought before such meeting shall be held on (i) the second Tuesday of May in each and every year, if that day is not a legal holiday, or, if that day is a legal holiday, on the next following day which is not a legal holiday or (ii) such other date as the Board of Directors (the "Board") may determine. Any annual meeting of stockholders may be adjourned from time to time until the business to be transacted at such meeting is completed.

SECTION 3.  SPECIAL MEETINGS.
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             Special meetings of stockholders may be called at any time by any director, any stockholder or the President. Each such meeting shall be called by giving notice to that effect to the Secretary not more than sixty-five (65) days and not less than fifteen (15) days before the date of such meeting. Such notice shall state the place, date, hour and purpose or purposes of such meeting. Promptly after receipt of any such notice and, in any event, not more than sixty
(60) days and not less than ten (10) days before the date of such meeting the Secretary shall give notice of such meeting in accordance with Section 5 of this
Article I to all stockholders entitled to vote thereat. Any special meeting may be adjourned from time to time until the business to be transacted at such meeting is completed.

SECTION 4.  RECORD DATE.
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              (a) In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of such meeting is given or, if such notice is waived by all of the stockholders, the close of business on the day next preceding the day on which such meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for such adjourned meeting.

              (b) In order to determine the stockholders entitled to consent to action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board and which record date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board. If no record date is fixed by the Board, the record date for determining stockholders entitled to consent to action in writing without a meeting, when no prior action by the Board is required by the General Corporation Law of the State of Delaware, as then in effect (the "Law"), shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meeting of stockholders are recorded. Delivery made to the Corporation at its registered office shall be made by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the Law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the close of business on the day on which the Board adopts the resolution taking such prior action.

              (c) In order to determine the stockholders (i) entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares of capital stock of the Corporation or (ii) for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders therefor shall be at the close of business on the day on which the Board adopts the resolution relating to such action.

SECTION 5.  NOTICE OF MEETINGS; WAIVER.
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              (a) Each notice of each meeting of stockholders shall state the place, date and hour of such meeting and, unless it is an annual meeting of stockholders, shall indicate that it is being sent by or at the direction of the person or persons calling such meeting and state the purpose or purposes for which such meeting is being called. If at any meeting of stockholders action is proposed to be taken which would, if taken, give stockholders fulfilling the requirements of Section 262 of the Law the right to receive payment for their shares of capital stock of the Corporation, the notice of such meeting shall include a statement of such proposed action and such right. Not less than ten
(10) nor more than sixty (60) days before the date of such meeting, the Secretary shall give or cause to be given a copy of the notice of such meeting, either personally or by mail, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given to a stockholder seven (7) days after it is deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock records of the Corporation or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

              (b) A written waiver of notice of a meeting of stockholders signed by a stockholder entitled to notice of such meeting, before or after such meeting, shall be deemed to be equivalent to the giving of proper notice to such stockholder of such meeting. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business at such meeting because such meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of stockholders is required to be specified in any written waiver of notice of such meeting.

              (c) When a meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which such meeting is adjourned are announced at such meeting. Any business may be transacted at such adjourned meeting which might have been transacted at such meeting. If the adjournment is for more than thirty
(30) days or if, after such adjournment, the Board fixes a new record date for such adjourned meeting, a notice of such adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting.

SECTION 6.  LIST OF STOCKHOLDERS.
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             The Secretary shall prepare, at least ten (10) days prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares held of record by each such stockholder. Such list shall be open for inspection by any stockholder, for purposes germane to such meeting, during ordinary business hours, for the ten
(10) days prior to such meeting, either at a place in the city where such meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. Such list shall also be produced and kept open at such meeting during the whole time thereof and may be inspected by any stockholder who is present thereat. The stock ledger of the Corporation shall be conclusive evidence as to who are the stockholders entitled to examine such stock ledger, the list required by this
Section 6 or the books of the Corporation or to vote at any meeting of stockholders.

SECTION 7.  QUORUM; MANNER OF ACTING.
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              (a) Except as otherwise required by the Law or the Certificate of Incorporation of the Corporation, as then in effect (the "Certificate of Incorporation"), the presence in person or by proxy of holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote on a matter at a meeting of stockholders at which such matter shall be voted upon shall be required in order to constitute a quorum for the transaction of business thereat with respect to such matter.

              (b) If a quorum shall not be present in person or by proxy at any meeting of stockholders, a majority of the stockholders present may adjourn such meeting to another time and place.

              (c) Except as otherwise required by the Law or the Certificate of Incorporation, each stockholder shall be entitled to one vote for each outstanding share of the capital stock of the Corporation in respect of which such stockholder is entitled to vote at each meeting of stockholders and which is held of record by such stockholder as of the record date for such meeting. Except as otherwise required by the Law or the Certificate of Incorporation, no matter submitted to a vote at a meeting of stockholders shall have been approved unless a quorum was present at the time of the vote thereon and the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation present in person or by proxy at such meeting shall have voted to approve such matter.

              (d) Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Such authorization must be granted by a means expressly permitted by the Law. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides that it may be voted or acted upon for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable.

SECTION 8.  ORDER OF BUSINESS; VOTING.
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              (a) The holders of a majority of the outstanding shares of capital stock of the Corporation present in person or by proxy at every meeting of stockholders and entitled to vote at such meeting shall elect a chairman of such meeting. The chairman of each meeting of stockholders shall call such meeting to order, determine the order of business at such meeting and otherwise preside over such meeting.

              (b) The Secretary shall act as secretary of each meeting of stockholders and keep the minutes thereof, but, in the absence of the Secretary, the chairman of such meeting shall appoint some other person to act as secretary of such meeting.

              (c) Unless required by the Law, requested by any stockholder present in person or by proxy at a meeting of stockholders and entitled to vote at such meeting or directed by the chairman of such meeting, neither the vote for the election of directors nor upon any other business before such meeting is required to be conducted by written ballot. On a vote by written ballot, (i) each written ballot cast by a stockholder voting in person shall state the name of such stockholder and the number of shares of capital stock of the Corporation voted by him and (ii) each ballot cast by proxy shall bear the name of such proxy, the name of the stockholder for whom he is voting and the number of shares of capital stock of the Corporation voted by him.

              (d) Shares of capital stock of the Corporation held by the Corporation in treasury shall not be shares entitled to vote at, or to be counted in determining the presence of a quorum for, any meeting of stockholders or be counted in determining the total number of outstanding shares of capital stock of the Corporation.

              (e) Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without any prior notice and without a vote if a majority of the stockholders entitled to vote thereon consent in writing to such action and such writing or writings are filed with the minutes of proceedings of the stockholders.

SECTION 9.  INSPECTORS.
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              (a) The Board in advance of any meeting of stockholders may appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of such meeting may and, on request of any stockholder present in person or by proxy at such meeting and entitled to vote at such meeting, shall appoint one or more such inspectors. No director, nominee for director, officer or employee of the Corporation shall be appointed as an inspector. Inspectors need not be stockholders. In case any person so appointed fails to appear or act, the vacancy may be filled by appointment of another person by the Board in advance of such meeting or at such meeting by the chairman of such meeting.

              (b) Each inspector appointed to act at any meeting of stockholders before entering upon the discharge of his duties shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall (i) determine the number of shares outstanding and the voting power of each such share, the number of shares represented at such meeting, the existence of a quorum and the validity and effect of proxies, (ii) receive votes or ballots,
(iii) hear and determine all challenges and questions arising in connection with the right to vote, (iv) count and tabulate all votes or ballots, (v) determine the result and (vi) do all acts which may be proper in connection with conducting the vote, with fairness to all stockholders. On the request of the chairman of such meeting or any stockholder present in person or by proxy at such meeting and entitled to vote at such meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any such report or certificate shall be prima facie evidence of the facts so stated and of the vote as so certified by such inspectors.


                         ARTICLE II - BOARD OF DIRECTORS
                         -------------------------------

SECTION 1.  POWERS; QUALIFICATIONS; NUMBER; ELECTION.
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             (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all of the authority and powers of the Corporation and do all of the lawful acts and things which are not by the Law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders. The directors shall act only as a board and the individual directors shall have no power as such. Each director shall be at least twenty-five (25) years of age. A director is not required to be a resident of the State of Delaware or a stockholder. The Board shall consist of that number of directors as shall be fixed by resolution of the Board in accordance with the Certificate of Incorporation. The directors shall be elected by the stockholders in accordance with the Certificate of Incorporation.

              (b) At all elections of directors by the stockholders entitled to vote thereon, the individuals receiving a plurality of the votes cast shall be deemed to have been elected as directors.

SECTION 2.  TERM OF OFFICE OF A DIRECTOR.
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             The term of office of each director shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected and qualified or his earlier death, resignation or removal.

SECTION 3.  RESIGNATIONS; FILLING OF VACANCIES.
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             (a) Any director may resign at any time by giving written notice of his resignation to the Board or the Secretary. Such resignation shall take effect at the time of receipt of such notice by the Board or the Secretary, as the case may be, or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

             (b) Any vacancy on the Board resulting from death, resignation, creation of new directorships or any other event or circumstance may be filled by a majority of directors then in office (although less than a quorum), the sole remaining director or the stockholders. A director filling such vacancy shall hold office for the balance of the term of the director whose vacancy is so filled.

SECTION 4.  MEETINGS OF THE BOARD; NOTICE; WAIVER.
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              (a) All regular meetings of the Board shall be held at such places within or without the State of Delaware as may be fixed by the Board. All special meetings of the Board shall be held at such places within or without the State of Delaware as may be specified in the notices of such meetings.

              (b) Regular meetings of the Board for the transaction of such business as may be properly brought before such meetings and the appointment of officers of the Corporation shall be held on such dates and at such times as may be fixed by the Board. Notices of such regular meetings are not required to be given.

              (c) Special meetings of the Board may be called at any time by the President or any director. Each such meeting shall be called by giving notice to that effect to the Secretary at least fifteen (15) days before such meeting. Such notice shall state the place, date, hour and purpose or purposes of such meeting. Promptly after receipt of such notice and, in any event, not less than ten (10) days before the date of such meeting, the Secretary shall give notice of such meeting to all directors. Such notice shall state the place, date, hour and purpose or purposes of such meeting and shall indicate that such notices are being sent at the request of the person calling such meetings. Except as otherwise required by the Law, each notice of each special meeting of the Board shall be given by (i) mail addressed to a director at his residence or usual place of business at least ten (10) days before the date of such meeting or (ii) personal delivery or telex, telephone, telegraph, telecopier or other electronic means addressed to a director at his usual place of business at least ten (10) days before the date of such meeting. If mailed, such notice shall be deemed to have been given to a director seven (7) days after it is deposited in the United States mail, postage prepaid, directed to such director at his residence or usual place of business.

              (d) A written waiver of notice of a meeting of the Board signed by a director, before or after such meeting, shall be deemed to be equivalent to the giving of proper notice to such director of such meeting. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when such director attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business at such meeting because such meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board is required to be specified in any written waiver of notice of such meeting.

SECTION 5.  QUORUM; ADJOURNMENT.
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             The presence of a majority of the total numbers of directors at any meeting of the Board shall be required in order to constitute a quorum for the transaction of business thereat.

Any meeting of the Board may be adjourned from time to time until the business to be transacted at such meeting is completed. If a quorum shall not be present at any such meeting, a majority of the directors present may adjourn such meeting to another time and place. When a meeting of the Board is adjourned to another time and place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which such meeting is adjourned are announced at such meeting. Any business may be transacted at such adjourned meeting which might have been transacted at such meeting.

SECTION 6.  MANNER OF ACTING.
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              (a) The directors present in person or by proxy at every meeting of directors shall elect a chairman of such meeting. The chairman of each meeting of directors shall call such meeting to order, determine the order of business at such meeting and otherwise preside over such meeting.

              (b) The Secretary shall act as secretary of each meeting of the Board and keep the minutes thereof, but, in the absence of the Secretary, the chairman of such meeting shall appoint some other person to act as secretary of such meeting.

              (c) At each meeting of the Board each director shall be entitled to one vote. No matter submitted to a vote at a meeting of the Board shall have been approved unless a quorum was present at the time of the vote thereon and all of the directors present at that time shall have voted to approve such matter.

              (d) Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all of the directors consent in writing to such action and such writing or writings are filed with the minutes of proceedings of the Board.

SECTION 7.  ANNUAL MEETING OF DIRECTORS.
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             An annual meeting of directors for the appointment of officers of the Corporation and the transaction of such other business as may be properly brought before such meeting shall be held immediately following each annual meeting of stockholders.

SECTION 8.  PARTICIPATION IN MEETING BY TELEPHONE.
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             One or more directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other at the same time. Participation in a meeting of the Board by such means shall constitute presence in person at such meeting.

SECTION 9.  COMPENSATION AND EXPENSES OF DIRECTORS.
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             Directors may not be compensated for rendering services as such, and may be reimbursed for expenses incurred by them in connection with rendering services as such, as determined by the Board.

                      ARTICLE III - COMMITTEES OF THE BOARD
                      -------------------------------------

SECTION 1.  REGULAR COMMITTEES.
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             The Board may designate one or more committees of the Board, including, without limitation, executive and audit committees. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member of any committee of the same class as such alternate member at any meeting of such committee. Any vacancy on any committee resulting from death, resignation or any other event or circumstance, which is not filled by an alternate member, shall be filled only by the Board. Directors elected to fill such vacancies shall hold office for the balance of the terms of the members whose vacancies are so filled. Each committee will report its actions in the interim between meetings of the Board at the next meeting of the Board.

SECTION 2.  REGULAR COMMITTEE POWERS.
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             Any committee of the Board, to the extent provided in any resolution or resolutions adopted by the Board, (i) shall have and may exercise all of the powers and authority of the Board and do all of the lawful acts and things which may be done by the Board in the management of the business and affairs of the Corporation and (ii) may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to: amend the Certificate of Incorporation; adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation; amend or repeal these By-Laws or adopt By-Laws; or, unless the Certificate of Incorporation, these By-Laws or resolutions adopted by the Board shall expressly so provide, declare a dividend, authorize the issuance of shares of capital stock of the Corporation or adopt a certificate of ownership and merger.

SECTION 3.  ADVISORY COMMITTEES.
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             The Board may designate one or more advisory committees to report to the Board or a committee of the Board. Each such committee shall consist of one or more individuals designated by the Board. Such individuals are not required to be directors. The Board may designate one or more individuals as alternate members of any advisory committee who may replace any absent or disqualified member of any advisory committee at any meeting of such committee. Any absence of any member of any committee or vacancy on any committee resulting from death, resignation or any other event or circumstance, which is not filled by an alternate member, shall be filled only by the Board. Individuals elected to fill such vacancies shall hold office for the balance of the terms of the members whose vacancies are so filled. Each advisory committee will report its actions in the interim between meetings of the Board or the committee of the Board to which it reports at the next meeting of the Board or such committee, as the case may be. An advisory committee shall have none of the powers or authority of the Board or any committee of the Board.

SECTION 4.  PROCEDURES.
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             The members of committees or advisory committees shall act only as a committee and the individual members shall have no power as such. Any member of any committee or advisory committee may be removed as such at any time by the Board. The term of office of each member of any committee or advisory committee shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected or until his earlier death, resignation or removal. The Certificate of Incorporation and Sections 4, 5, 6, 7 and 8 of Article II hereof shall apply to committees and advisory committees and members thereof as if references therein to the Board and directors were references to such committees and members, respectively.

                              ARTICLE IV - OFFICERS
                              ---------------------

SECTION 1.  OFFICERS.
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             The officers of the Corporation shall be a President, one or more Vice Presidents (one or more of whom may be designated as an Executive Vice President or a Senior Vice President), a Secretary and a Treasurer. The officers shall be appointed by the Board. The Board may also appoint, in accordance with
Section 6 of Article IV of these By-Laws, such other officers. Any of such offices may be held by the same person.

SECTION 2.  PRESIDENT.
---------   ---------

             The President shall be the chief executive and chief operating officer of the Corporation and, subject to the control of the Board, shall have general supervision over and general charge for the business of the Corporation. The President shall see that all orders of the Board are carried into effect. The President shall, generally, perform such duties as may from time to time be assigned to him by these By-Laws or by the Board and is authorized to execute contracts on behalf of the Corporation in the ordinary course of its business without specific approval of the Board.

SECTION 3.  VICE PRESIDENTS.
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             Each Vice President shall perform all duties as may from time to time be assigned to him by the Board, the President or these By-Laws. In case of the absence of the President, any Vice President designated by the Board shall perform the duties of the President with all of the powers of, and subject to all of the restrictions upon, the President.

SECTION 4.  TREASURER.
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             The Treasurer shall have charge and custody of and be responsible for all of the funds and securities of the Corporation, shall keep full and accurate accounts of assets, liabilities, receipts, disbursements and other transactions of the Corporation in books belonging to the Corporation, shall cause regular audits of such books to be made and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such banks or other depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board at its meetings or whenever he or it may require a statement of all his transactions as treasurer and an account of the financial condition of the Corporation. In general, the Treasurer shall perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the Board, the President or these By-Laws.

SECTION 5.  SECRETARY.
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             The Secretary shall act as secretary of, and keep the minutes of, the proceedings of the Board and the stockholders in books belonging to the Corporation, shall give or cause to be given notice of all meetings of stockholders and directors as required by these By-Laws, shall be custodian of the seal of the Corporation, shall affix the seal, or cause it to be affixed, to all certificates for shares of capital stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized by the Board, shall have charge of the stock ledger of the Corporation and of the other books, records and papers of the Corporation relating to its organization as a corporation and shall see that the reports, statements and other documents required by law relating to the maintenance of the existence, qualifications and franchises of the Corporation as a corporation are properly kept or filed. The Secretary shall in general perform all of the duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board, the President or these By-Laws.

SECTION 6.  ADDITIONAL OFFICERS.
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             The Board may from time to time appoint such other officers (including, without limitation, assistant officers), employees, agents, consultants, representatives and advisors of the Corporation as the Board may deem proper, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine.

SECTION 7.  REMOVAL.
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             Any officer, employee, agent, consultant, representative or advisor of the Corporation may be removed, with or without cause, at any time (i) by the Board at a regular meeting of the Board or at a special meeting of the Board called for that purpose or (ii) by the President pursuant to authority delegated to him by the Board.

SECTION 8.  RESIGNATIONS.
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             Any officer may resign from his office at any time by giving written notice of his resignation to the Board, the President or the Secretary. The resignation of any officer shall take effect at the time of receipt of such notice by the Board, the President or the Secretary, as the case may be, or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. No such resignation shall affect any rights which the Corporation may have under any agreement with such officer.

SECTION 9.  GIVING OF BOND BY OFFICERS.
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             All officers of the Corporation, if required to do so by the Board, shall furnish bonds to the Corporation for the faithful performance of their duties subject to such penalties and with such conditions and security as the Board may from time to time require.

SECTION 10.  COMPENSATION OF OFFICERS.
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             Salaries of officers of the Corporation may be fixed from time to time by the Board or, in the case of officers other than the President, by the President pursuant to authority delegated to him by the Board.

SECTION 11.  TERM OF OFFICE.
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             The term of office of each officer shall commence at the time of his election and qualification and shall continue until his successor shall have been duly elected and qualified or his earlier death, resignation or removal.

                           ARTICLE V - INDEMNIFICATION
                           ---------------------------

SECTION 1.  INDEMNIFICATION.
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              (a) Each person who is or was made a party or is threatened to be made a party to, or is or was involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer (as defined in these By-Laws or a resolution of the Board) of the Corporation or a subsidiary of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member or trustee of another corporation (other than a subsidiary of the Corporation) or of a partnership, joint venture, trust or other enterprise, including an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader or greater rights to indemnification than the Law prior to such amendment permitted the Corporation to provide), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such right to indemnification shall continue as to a person who has ceased to be such an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right of a director or officer to be paid the expenses (including attorneys' fees) incurred in defending a proceeding in advance of its final disposition; provided, however, that, if the Law requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these By-Laws or otherwise. Such right to indemnification and to the payment of expenses (including attorneys' fees) incurred in defending a proceeding in advance of the final disposition may be granted to any other employee or agent of the Corporation if, and to the extent, authorized by the Board.

              (b) If a claim under these By-Laws is not paid in full by the Corporation within thirty (30) days after a written demand therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel to the Corporation or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Law nor an actual determination by the Corporation (including the Board, independent legal counsel to the Corporation or the stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              (c) The right to indemnification and to the payment of expenses (including attorneys' fees) incurred in defending a proceeding in advance of its final disposition as provided herein shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of the stockholders or disinterested directors, the Certificate of Incorporation, these By-Laws or otherwise.

SECTION 2.  INDEMNIFICATION NOT EXCLUSIVE.
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             The indemnification of or the advancement of expenses and costs for any person under this Article V, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article V, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs for such person in any other manner permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors of otherwise.

SECTION 3.  SUCCESSORS.
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             The right of any person to indemnification and advancement of expenses and costs under this Article V shall continue as to a person after such person shall have ceased to be an officer or director, shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person, shall survive any modification or repeal of this
Article V with respect to any claim or cause of action which arose before such modification or repeal and shall be binding upon all successors of the Corporation.

SECTION 4.  INSURANCE.
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             The Corporation may purchase and maintain insurance on behalf of any person who is or was an officer or director against any liability asserted against such person as an officer or director or arising out of such person's status as an officer or director, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V or applicable law.

SECTION 5.  DEFINITION OF CERTAIN TERMS.
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              (a) For purposes of this Article V, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, fiduciary, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries.

              (b) For the purposes of this Article V and the Law, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation."

                      ARTICLE VI - CONTRACTS; BANK ACCOUNTS
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SECTION 1.  EXECUTION OF CONTRACTS.
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             Except as provided otherwise in these By-Laws, the Board may authorize any officer, employee, agent or representative of the Corporation, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument. Such authorization may be general or confined to specific instances. Unless so authorized by the Board or these By-Laws, no officer, employee, agent or representative shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

SECTION 2.  CHECKS; DRAFTS; NOTES.
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             All checks, drafts and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation in the manner authorized from time to time by the Board.

SECTION 3.  DEPOSITS.
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             All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in the banks, trust companies or other depositories selected by the Board or by an officer, employee, agent or representative of the Corporation to whom such authority may from time to time be delegated by the Board. For the purpose of making such a deposit, any officer, employee, agent or representative to whom authority to make such a deposit is delegated by the Board may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.

                         ARTICLE VII - SHARES; DIVIDENDS
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SECTION 1.  CERTIFICATES.
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             Certificates for shares of capital stock and other securities of the Corporation shall be issued in such forms as the Board may prescribe. Such certificates shall be signed by the President or a Vice President and by the Secretary or the Treasurer. The seal of the Corporation or a facsimile thereof shall be affixed on such certificates, and such certificates shall be countersigned and registered in such manner, if any, as the Board may prescribe. The signatures of the officers upon such certificates may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such an officer before such certificate is issued, such certificate may be issued with the same effect as if he were such officer on the date of issuance of such certificate.

SECTION 2.  TRANSFERS.
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             Transfers of shares of capital stock of the Corporation shall be made on the record of stockholders of the Corporation only upon authorization by the registered holder of such shares, in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates therefor duly endorsed or accompanied by duly executed stock powers (with such proof of authenticity of signature as the Corporation or its agent may require) for a like number of shares, upon payment of all taxes thereon and upon compliance with any restrictions on transfer thereof. The person in whose name shares of capital stock of the Corporation stand on the stock ledger of the Corporation shall be deemed the owner of such shares for all purposes as regards the Corporation. The Board may make such additional rules and regulations and take such action as it may deem expedient, not inconsistent with the Certificate of Incorporation and these By-Laws, concerning the issue, transfer and registration of certificates or the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

SECTION 3.  LOST OR DESTROYED CERTIFICATES.
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             The Corporation may issue a new certificate for shares of capital stock of the Corporation in order to replace any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the holder of the lost, stolen or destroyed certificate, or his legal representative, to indemnify it against all losses, liabilities and expenses (including attorney's fees and expenses) incurred in connection with investigating, defending and settling any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

SECTION 4.  FRACTIONS OF A SHARE.
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             The Corporation shall have the authority to issue (but shall not be obligated, under these By-Laws, to issue) fractions of a share of any class of capital stock of the Corporation. In lieu of issuing a fraction of a share of any class of capital stock of the Corporation, the Corporation may make such equitable payments, or may issue that number of whole shares of any class of capital stock of the Corporation as may be determined using such equitable method for rounding fractions to integers, as the Board may determine.

SECTION 5.  DIVIDENDS.
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             Subject to the provisions of the Certificate of Incorporation and to the extent permitted by the Law, the Board may declare dividends on the shares of capital stock of the Corporation at such times and in such amounts as, in its opinion, the conditions of the business of the Corporation render advisable. Before payment of any dividend or making any distribution of profits, the Board may set aside out of the surplus or net profits of the Corporation such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies or for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purposes as the Board deems to be in the best interests of the Corporation.

                          ARTICLE VIII - CORPORATE SEAL
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             The Board may adopt a corporate seal of the Corporation which shall be in such form as the Board may determine. When authorized by these By-Laws or by the Board, a facsimile of the corporate seal may be affixed in lieu of the corporate seal.


                            ARTICLE IX - FISCAL YEAR
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             The fiscal year of the Corporation shall be fixed by the Board.

                             ARTICLE X - AMENDMENTS
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             These By-Laws may be amended or repealed and new By-Laws may be adopted as provided in the Certificate of Incorporation.

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